                                                                    EXHIBIT 10.1


                             STOCKHOLDERS AGREEMENT

          THIS STOCKHOLDERS AGREEMENT (this "Agreement") dated as of September 7, 1997, by and among H&R BLOCK, INC., a Missouri corporation ("H&R Block"), H&R BLOCK GROUP, INC., a Delaware corporation ("Block Group"), and WORLDCOM, INC., a Georgia corporation ("WorldCom"),

                                  WITNESSETH:

          WHEREAS, H&R Block owns all of the issued and outstanding shares of capital stock of Block Group;

          WHEREAS, as of the date hereof, H&R Block beneficially owns and Block Group directly owns approximately 80.13% of the shares of common stock, par value $0.01 per share (the "Common Shares"), of CompuServe Corporation, a Delaware corporation ("CompuServe") (all such CompuServe Common Shares which are now owned by Block Group, together with all shares of capital stock of CompuServe which are hereafter acquired by Block Group or any of its Affiliates, are referred to herein as the "Shares");

          WHEREAS, WorldCom, Walnut Acquisition Company, L.L.C., a Delaware limited liability company which is wholly owned by WorldCom ("WAC"), CompuServe, H&R Block and Block Group have entered into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "Merger Agreement") (capitalized terms used but not otherwise defined in this Agreement having the meanings assigned to such terms in the Merger Agreement), which provides for the merger of WAC with and into CompuServe (the "Merger") in accordance with the laws of the State of Delaware and the provisions of the Merger Agreement; and

          WHEREAS, the parties intend that WorldCom's acquisition of the Shares shall constitute a qualified stock purchase within the meaning of Section 338
(d)(3) of the Code;

          WHEREAS, as a condition to the willingness of WorldCom and WAC to enter into the Merger Agreement and incur the obligations set forth therein, WorldCom has required that H&R Block and Block Group agree, and in order to induce WorldCom to enter into the Merger Agreement, H&R Block and Block Group have agreed, to enter into this Agreement and undertake the obligations set out herein.

          NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                   VOTING OF SHARES AND APPOINTMENT AS PROXY

        1.1. Voting Agreement. H&R Block and Block Group hereby agree that during the term hereof, at any meeting of the stockholders of CompuServe, however called, and in any action by consent of the stockholders of CompuServe, Block Group shall vote, and H&R Block shall cause Block Group to vote, the
Shares: (A) in favor of the Merger, the Merger Agreement and this Agreement and the transactions contemplated by the Merger Agreement and this Agreement, (B) against any proposal for any recapitalization, merger (other than the Merger), share exchange, exchange offer, tender offer, sale of assets or other business combination between CompuServe or any CompuServe Entity and any person or entity (other than WorldCom or WAC) or any liquidation, dissolution or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CompuServe, H&R Block or Block Group under the Merger Agreement or this Agreement or which would result in any of the conditions to the Merger Agreement or this Agreement not being fulfilled; and (C) in favor of any other matter necessary for the transactions contemplated hereby or the Merger Agreement with respect to which Block Group may be entitled to vote.

        1.2. No Disposition or Encumbrance of Shares. H&R Block and Block Group, jointly and severally, hereby covenant and agree that, from the date hereof until the termination of this Agreement, they shall not, and shall not offer or agree to, directly or indirectly, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on, the Shares, or any interest in the Shares, at any time prior to the expiration of the term of this Agreement.

        1.3.  Voting of Shares; Further Assurances.

                (a) H&R Block and Block Group, by this Agreement, with respect to the Shares, do hereby constitute and appoint WorldCom, or any nominee of WorldCom, with full power of substitution, from the date hereof until the termination of this Agreement, as its true and lawful attorney, agent and proxy (its "Proxy"), for and in its name, place and stead, to vote the Shares in such manner as it or its nominee shall in its sole discretion deem proper, and otherwise act with respect to the Shares, at any meeting (whether annual or special and whether or not an adjourned meeting) of CompuServe's stockholders, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to CompuServe that the law of the State of Delaware may permit or require, regardless of the subject matter of such vote or other action:

                (i) in favor of the Merger, the Merger Agreement and this Agreement and the transactions contemplated by the Merger Agreement and this Agreement;

                (ii) against any proposal for any recapitalization, merger (other than the Merger), share exchange, exchange offer, tender offer, sale of assets or other business combination between CompuServe or any CompuServe Entity and any person or entity (other than WorldCom or WAC) or any liquidation, dissolution or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CompuServe, H&R Block or Block Group under the Merger Agreement or this Agreement or which could result in any of the conditions to the Merger Agreement or this Agreement not being fulfilled; and

                        (iii) in favor of any other matter necessary for the transactions contemplated hereby or by the Merger Agreement with respect to which Block Group may be entitled to vote.

        (b) In addition, upon WorldCom's exercise of the Option in accordance with the terms hereof, the power of attorney and proxy granted in Section 1.3(a) shall automatically and without the necessity of any additional action, consent, other writing or agreement on the part of WorldCom, H&R Block or Block Group be expanded in scope to permit WorldCom or its nominee to act for Block Group as its Proxy, for and in its name, place and stead, with full power of substitution, to vote the Shares in such manner as it or its nominee shall in its sole discretion deem proper, and otherwise act with respect to the Shares, at any meeting and to exercise the full rights of the owner or holder of the Shares, including the right to request or call and attend any and all meetings (whether annual or special and whether or not an adjourned meeting) of CompuServe's stockholders, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to CompuServe that the law of the State of Delaware may permit or require, regardless of the subject matter of such vote or other action .

        (c) SUBJECT ONLY TO THE EXPIRATION OF THE TERM OF THIS AGREEMENT, THE FOREGOING PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF WORLDCOM AND WAC ENTERING INTO THE MERGER AGREEMENT AND THIS AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior powers of attorney and proxies appointed by H&R Block or Block Group at any time with respect to the Shares and no subsequent powers of attorney or proxies will be appointed by H&R Block or Block Group, or be effective with respect thereto, during the term of this Agreement.

        (d) H&R Block and Block Group shall each perform such further acts and execute such further documents and instruments as may reasonably be required to vest in WorldCom the power to carry out and give effect to the provisions of this Article I, including applying a legend reasonably satisfactory to WorldCom promptly after the date hereof to the certificates evidencing the Shares reflecting the provisions of this Agreement and, at the request of WorldCom, to deliver such certificates to WorldCom to hold in custody.

                                  ARTICLE II

                                GRANT OF OPTION

        2.1  Grant of Option.

        (a) Subject to the terms and conditions hereof, H&R Block and Block Group hereby grant to WorldCom an irrevocable option (the "Option") to purchase (the "Purchase") all (but not less than all) of the Shares, whether before or after any transfer of such Shares, for and in consideration of the payment of the Purchase Price described below to Block Group. WorldCom shall not be under any obligation to elect to purchase the Shares and may allow this Agreement to terminate without effecting the purchase of Shares hereunder.

        (b) The per Share price for each Share shall equal a fraction of a share of WorldCom Common Stock equal to the Exchange Ratio (defined below), subject to the payment of cash in lieu of any fractional share as provided in paragraph (d) below (the aggregate of such shares of WorldCom Common Stock, together with such cash payment in lieu of fractional shares, is referred to herein as the "Purchase Price"). The "Exchange Ratio" shall be determined as follows: (i) if the Average Trading Price of a WorldCom Common Share is greater than or equal to $29.54, the Exchange Ratio shall equal 0.40625; (ii) if the Average Trading Price of a WorldCom Common Share is greater than or equal to $24.00 but less than $29.54, the Exchange Ratio shall equal a fraction (rounded to the nearest hundred-thousandth) determined by dividing $12.00 by the Average Trading Price of a WorldCom Common Share; and (iii) if the Average Trading Price of a WorldCom Common Share is less than $24.00, the Exchange Ratio shall equal
0.5. The Exchange Ratio shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Common Stock or the CompuServe Common Stock.

        (c) In order to allow the transaction that would result from the exercise of the Option to constitute a qualified stock purchase under Section 338 of the Code and not a tax-free reorganization, Block Group shall have the right to elect to (1) reduce the aggregate Purchase Price otherwise payable to Block Group hereunder by such number of shares of WorldCom Common Stock the aggregate value of which, based on the Average Trading Price, is equal to $1,100,000, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Common Stock and not reflected in the Average Trading Price, and (2) in lieu of such shares, receive $1,000,000 in cash.

        (d) No fractional shares of WorldCom Common Stock shall be issued hereunder nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of WorldCom. In lieu thereof, if Block Group would otherwise be entitled to a fractional share of WorldCom Common Stock pursuant to the provisions hereof, it shall receive in lieu of such fractional share an amount in cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction multiplied by the Average Trading Price, subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Common Stock and not reflected in the Average Trading Price.

        (e) For purposes of this Agreement, the "Average Trading Price" shall mean the average of the daily closing prices per WorldCom Common Share, as quoted by NASDAQ as reported in The Wall Street Journal, Eastern Edition, or if
                                -----------------------
not reported thereby, The
                      ---

New York Times, for the twenty consecutive full NASDAQ trading days ending on
- --------------
the date immediately prior to the third full NASDAQ trading day immediately preceding the day on which the Closing (as defined below) occurs.

        2.2 Exercise of Option. Upon the occurrence of one or more of the events set forth below (the "Triggering Events"), WorldCom may exercise the Option, in whole but not in part, at any time during the term of this Agreement as set forth in Section 7.2 hereof:

             (a) the Board of Directors of CompuServe or any committee thereof shall have withdrawn or modified in a manner adverse to WorldCom its approval or recommendation of the CompuServe Proposal, or failed to reconfirm its recommendation within fifteen business days after a written request to do so, or the Board of Directors of CompuServe or any committee thereof shall have resolved to take any of the foregoing actions;

             (b) CompuServe shall fail to call, give notice of, convene and hold the CompuServe Stockholders Meeting as soon as practicable pursuant to
Section 8.6 of the Merger Agreement; or

             (c) Any party to the Merger Agreement shall have terminated such agreement pursuant to Section 11.1(b) thereof or WorldCom shall have terminated the Merger Agreement pursuant to Section 11.1(c), (d) or (f) thereof and, in any such case, H&R Block, Block Group or CompuServe shall have breached one of its covenants or agreements thereunder or a condition to WorldCom's obligations thereunder that is within the control of H&R Block, Block Group or CompuServe shall not have been satisfied at the time of such termination, including, without limitation, the failure of the CompuServe stockholders to approve the CompuServe Proposal.

H&R Block and Block Group shall notify WorldCom promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by H&R Block or Block Group shall not be a condition to the right of WorldCom to exercise its Option or obtain the expanded proxy rights described in
Section 1.3(b).

       2.3. Notice of Exercise; Conditions to Closing. If WorldCom desires to exercise the Option, it shall notify Block Group in writing of its election. Once WorldCom has delivered its notice of exercise of the Option, it shall be obligated to consummate the Purchase, except that, notwithstanding the delivery of any such notice:

        (a) WorldCom's obligation to close the Purchase shall be subject to the following conditions being fulfilled on or prior to the date of Closing, any of which may be waived by WorldCom, in its discretion:

                (i)  Representations and Warranties of H&R Block.  The
                     -------------------------------------------
   representations and warranties of H&R Block, Block Group and CompuServe set forth in this Agreement that are qualified by Material Adverse Effect or otherwise as to materiality shall be true and correct, and those that are not so qualified shall be true and correct except for failures to be true and correct as would not have a Material Adverse

Effect on CompuServe, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent that such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties that are qualified by a Material Adverse Effect shall be true and correct, and those that are not so qualified shall be true and correct except for failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect on CompuServe, on and as of such earlier date). None of the representations or warranties regarding CompuServe or any of the CompuServe Entities incorporated herein from Article III of the Merger Agreement, disregarding any qualifications regarding materiality (including any reference to Material, Material Adverse Change or Material Adverse Effect), shall be untrue or incorrect, except for such untrue or incorrect representations or warranties that, when taken together as a whole, do not constitute a Material Adverse Effect .

        (ii) Performance of this Agreement.  Each of the covenants and
             -----------------------------
agreements of H&R Block and Block Group to be performed or observed at or prior to the Closing pursuant to the terms hereof shall have been duly performed or observed, except where such failure would not have a Material Adverse Effect on CompuServe or would not materially impair the ability of H&R Block, Block Group or CompuServe to consummate the Purchase and the other transactions contemplated hereby.


        (iii)  No Material Adverse Change.  Neither CompuServe nor any
               --------------------------
CompuServe Entity shall have suffered a Material Adverse Change from the date of the CompuServe Balance Sheet to the Closing.

          (b) Block Group's obligation to close the Purchase shall be subject to the following conditions being fulfilled on or prior to the date of Closing, any of which may be waived by WorldCom, in its discretion:

        (i)  Representations and Warranties of WorldCom. The representations and
             ------------------------------------------
warranties of WorldCom set forth in this Agreement that are qualified by Material Adverse Effect or otherwise as to materiality shall be true and correct, and those that are not so qualified shall be true and correct except for failures to be true and correct as would not have a Material Adverse Effect on WorldCom as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent that such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties that are qualified by a Material Adverse Effect shall be true and correct, and those that are not so qualified shall be true and correct except for failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect on WorldCom, on and as of such earlier date).

         (ii) Performance of this Agreement.  Each of the covenants and
              -----------------------------
agreements of WorldCom to be performed or observed at or prior to the Closing pursuant to the terms hereof shall have been duly performed or observed except where such failure would not have a Material Adverse Effect on WorldCom or would not materially impair the ability of WorldCom to consummate the Merger and the other transactions contemplated hereby.


            (iii)  Minimum Average Trading Price. The Average Trading Price
                   -----------------------------
shall be no less than $24.00, after appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the WorldCom Common Stock.

          (c) WorldCom's and Block Group's obligations to close the Purchase shall be subject to the following conditions being fulfilled on the date of Closing, to the extent applicable to such party:

              (i)  No Injunction or Action. No Governmental Entity shall have
                   -----------------------
enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order, whether temporary, preliminary or permanent, which is in effect and which has or would have the effect of making the transactions contemplated by this Agreement illegal or restraining or prohibiting consummation of such transactions.

              (ii) Hart-Scott-Rodino Act. Any mandatory waiting period (and any
                   ---------------------
extension thereof) applicable to the consummation of the Purchase under the HSR Act, any foreign competition law or similar law shall have expired or been terminated .

              (d) WorldCom and H&R Block and Block Group will cooperate in filing any notifications or applications required and shall otherwise cooperate promptly in taking any actions necessary to satisfy the conditions referred to in this Section.

              (e) Upon the giving by WorldCom to Block Group of the written notice of exercise of the Option provided for under this Section 2.3 and the tender of the applicable Purchase Price, WorldCom shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of CompuServe shall then be closed or that certificates representing such Shares shall not then have actually been delivered to WorldCom. H&R Block shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of WorldCom or its assignee, transferee, or designee.

        2.4.  Closing.

              (a)  Date of Closing.  Subject to the terms and conditions hereof,
                   ---------------
the closing (the "Closing") for the purchase of Shares hereunder shall occur on the date designated by WorldCom in its written notice to Block Group of its desire to purchase its Shares as provided in Section 2.2 above, subject to the fulfillment or waiver of the conditions to the parties obligations hereunder, provided that the Closing shall take place no earlier than two Business Days after and no later than five Business Days after the satisfaction or waiver of such conditions. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Bryan Cave LLP, Washington, D.C. at 10:00 a.m. local time.

        (b)  Closing Procedure.  At the Closing, (i) H&R Block and Block Group
             -----------------
shall deliver or cause to be delivered to WorldCom all of the certificates evidencing the Shares to be sold hereunder, with appropriate stock powers attached, properly signed, with any necessary documentary or transfer tax stamps duly affixed and (ii) WorldCom shall deliver, or cause to be delivered such certificates evidencing such number of shares of WorldCom Common Stock (and such cash to be paid in lieu of fractional shares of such WorldCom Common Stock and to be paid pursuant to Block Group's election to receive cash, if any, under
Section 2.1(c)) in order to satisfy its obligation to pay the Purchase Price to Block Group.

        (c)  Closing Deliveries.  H&R Block and Block Group, on the one hand,
             ------------------
and WorldCom, on the other hand, will use reasonable efforts to deliver or cause to be delivered to the other at or prior to the Closing hereunder the certificates, opinions and other documents contemplated by Article X of the Merger Agreement, provided that references therein to the Merger, the Merger Agreement, the Closing Date or the Effective Time shall be deemed modified as contemplated by Section 3.4, Section 5.2 and Article VI hereof; and provided further that H&R Block and Group agree to execute and deliver the Standstill Agreement and the Noncompete/Nonsolicitation Agreement, the Registration Rights Letter, and a Registration Rights Letter for the benefit of WorldCom with respect to the Shares purchased hereunder in substantially the form contemplated by the Merger Agreement.


                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF H&R BLOCK AND BLOCK GROUP

        H&R Block and Block Group, jointly and severally, hereby make the following representations and warranties to WorldCom, each of which shall be true and correct on the date hereof, on the date on which WorldCom delivers notice of its exercise of the Option, if it does so, and on the date of the Closing, if any.

        3.1. Representations and Warranties Under the Merger Agreement Restated. Subject to the Schedules to the Merger Agreement, H&R Block and Block Group, jointly and severally, hereby make the representations and warranties to WorldCom contained in Articles III, IV and V of the Merger Agreement, except that (a) any such representation and/or warranty as to the effect of the Merger Agreement or the Merger on any of H&R Block, Block Group or CompuServe (or any of their associated Entities) shall be considered a representation and/or warranty as to the effect of this Agreement or the Purchase, as the case may be, on any such entity or entities, as appropriate, and (b) the following representations and warranties are not hereby repeated: Sections 3.19 and 4.11. H&R Block and Block Group further jointly and severally represent and warrant that Block Group has, and the transfer of the Shares upon exercise of the Option will pass to WorldCom, good and marketable title to the Shares, free and clear as provided in Section 5.2 of the Merger Agreement.

        3.2 Rights Agreement . CompuServe has effected an amendment to the CompuServe Rights Agreement with the effect that (a) (i) WorldCom will not be deemed to be an "Acquiring Person" (as defined in the CompuServe Rights Agreement), (ii) neither the

"Shares Acquisition Date" nor the "Distribution Date" (each as defined in the CompuServe Rights Agreement) will be deemed to occur, and (iii) the "Rights" (as defined in the CompuServe Rights Agreement) will not separate from the CompuServe Common Shares, in any such event as a result of the execution, delivery or performance of this Agreement or any other agreement provided for herein or the taking of any action provided for herein.

          3.3 Takeover Statutes. The Board of Directors of CompuServe has taken all necessary actions so that the restrictions contained in Section 203 of the DGCL will not apply to the execution, delivery or performance of this Agreement by CompuServe, H&R Block or WorldCom or the consummation of the transactions contemplated hereby.


                                  ARTICLE IV

                            SECURITIES LAWS MATTERS

        Each of WorldCom and Block Group hereby makes the following representations and warranties to the other, solely with respect to matters relating to itself, each of which shall be true and correct on the date hereof, on the date on which WorldCom delivers notice of its exercise of the Option, if it does so, and on the date of the Closing, if any:

        4.1  Qualification.  Each of WorldCom and Block Group has such knowledge
             -------------
and experience in financial and business matters that it is capable of evaluating the merits and risks of the agreements and obligations entered into by them hereunder and bearing the economic risks associated therewith. The information provided by WorldCom and Block Group to the other concerning its knowledge and experience is correct in all material respects. Each of WorldCom and Block Group has received and reviewed such information concerning the securities which may be issued to it hereunder (the "Securities") as it has deemed appropriate, including the filings with the Securities and Exchange Commission made by CompuServe and WorldCom, respectively, since January 1, 1995, and has had the opportunity to ask questions and receive answers thereto concerning CompuServe, WorldCom and the Merger and the transactions contemplated hereby, and to obtain such further information as it has determined desirable. Each of WorldCom and Block Group has been advised by counsel and financial advisors with respect to this Agreement and the agreements and obligations contained herein. Each of WorldCom and Block Group is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        4.2 Not Registered Under Securities Act. Each of WorldCom and Block
            -----------------------------------
Group understands that the Securities will not, when delivered hereunder, be registered under the Securities Act, in reliance on an exemption thereunder for transactions not involving a public offering and that the Securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state agency. Each of WorldCom and Block Group acknowledges that the other has relied upon its representations and warranties contained in this Agreement as a basis for such exemption.

        4.3  Investment Purpose.  Each of WorldCom and Block Group will be
             ------------------
acquiring any Securities which it may acquire hereunder for its own account, for investment purposes only, and not with a view to the sale or other distribution, in whole or in part, except as permitted by law.

        4.4  Restrictions on Transfers. Each of WorldCom and Block Group
             -------------------------
understands that the Securities may not be assigned, pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Securities under the Securities Act and such applicable state securities laws, or (ii) delivery to the issuer of such Securities of an opinion of counsel prepared at the expense of the holder thereof, which form of opinion and counsel shall be reasonably satisfactory to the issuer and its counsel, that an exemption from registration is available under the Securities Act or under any applicable state securities laws. Each of WorldCom and Block Group further understands that there will be placed on the certificate(s) representing the Securities a legend stating in substance:

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER OF THESE SHARES, REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF WORLDCOM

        WorldCom hereby makes the following representations and warranties to H&R Block and Block Group, each of which shall be true and correct on the date hereof, on the date on which WorldCom delivers notice of its exercise of the Option, if it does so, and on the date of the Closing, if any:

          5.1. Representations and Warranties Under the Merger Agreement Restated. Subject to the Schedules to the Merger Agreement, WorldCom hereby makes the representations and warranties to H&R Block and Block Group contained in Article VI of the Merger Agreement, except that any such representation and/or warranty as to the effect of the Merger Agreement or the Merger on WorldCom or any WorldCom Entity shall be considered a representation and/or warranty as to the effect of this Agreement or the Purchase on any such entity or entities, as appropriate.

                                  ARTICLE VI

                                   COVENANTS

          The parties hereto each hereby agree to their respective covenants contained in Articles II, VIII (other than Sections 8.17, 8.24 and 8.25) and IX and the first sentence of Section 11.5(a) of the Merger Agreement as independent obligations of such parties under this Agreement, it being agreed that H&R Block and Block Group further agree to cause CompuServe and the CompuServe Entities to perform their covenants under the Merger Agreement, which covenant of H&R Block and Block Group shall be considered a separate obligation under this Agreement, provided that (a) no such covenant is repeated herein to the extent it relates solely to the mechanics required to effectuate a merger, (b) any covenant that refers to the Merger Agreement shall be deemed to refer to this Agreement, as appropriate, and (c) any covenant that refers to the "Closing Date" or the "Effective Time" shall be deemed to refer to the Closing hereunder, as appropriate. Without limiting the foregoing, the parties agree that (a) the indemnification covenants under Section 8.4 of the Merger Agreement are hereby agreed to as applicable to breaches of representations, warranties and covenants under this Agreement, and (b) Section 9.1(a)(i) of the Merger Agreement is hereby agreed to as applicable to the Purchase. The parties agree to make the Elections described in Article IX of the Merger Agreement, as they apply to the Purchase, if the Purchase is consummated.


                                  ARTICLE VII

                               TERM OF AGREEMENT

          7.1 Commencement of Agreement. The rights and obligations of the parties under this Agreement are effective as of the date hereof.

          7.2  Term.

          (a) This Agreement and the rights granted hereunder shall remain in effect until the earlier of (i) the Closing hereunder, (ii) the Closing under the Merger Agreement, and (iii) thirty (30) business days following the termination of the Merger Agreement pursuant to Section 11.1 thereof.

          (b) Notwithstanding the foregoing paragraph (a), upon exercise of the Option, the rights and obligations of the parties shall remain in effect following termination of the Merger Agreement, provided that, after exercise, the Option and this Agreement shall terminate if the Closing does not take place within one year following the date of termination of the Merger Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1 Representations and Warranties; Survival"""". The representations, warranties, covenants and agreements contained in this Agreement, including those referenced from the Merger Agreement, or in any instrument delivered pursuant to this Agreement shall survive the termination of the Merger Agreement and the Option and the Closing hereunder.

          8.2 Notices"""". Any notices or other communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, facsimile and overnight courier, registered or certified mail, return receipt requested, postage prepaid, to the parties hereto at the following addresses, or at such other address as such party may advise the others in writing from time to time by like notice:

          If to WorldCom:

                    WorldCom, Inc.
                    515 East Amite Street
                    Jackson, Mississippi 39201
                    Attention:  Charles T. Cannada
                    Facsimile:  (601) 360-

          with copies to:

                    WorldCom, Inc.
                    10777 Sunset Office Drive
                    Suite 330
                    St. Louis, Missouri 63127
                    Attention:  P. Bruce Borghardt
                    Facsimile:  (314) 909-4101

                    and

                    Bryan Cave LLP
                    One Metropolitan Square, Suite 3600
                    St. Louis, Missouri  63102-2750
                    Attention: R. Randall Wang
                    Facsimile:  (314) 259-2020

          If to H&R Block or Block Group:

                    H&R Block, Inc.
                    World Headquarters
                    4400 Main Street
                    Kansas City, MO  64111
                    Attention:  Frank L. Salizzoni
          with a copy to:

                    H&R Block, Inc.
                    World Headquarters
                    4400 Main Street
                    Kansas City, MO  64111
                    Attention:  James Ingraham

                    and

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York  10004
                    Attention:  Benjamin F. Stapleton
                    Facsimile:  (212) 558-3588

All such notices or other communications shall be deemed to have been duly given on the date of hand delivery or telecopy or facsimile, if receipt is confirmed, or on the next Business Day following timely deposit of such communications with overnight courier or on the third Business Day following the date of mailing, if delivered by registered or certified mail.

          8.3 Governing Law and Dispute Resolution. This Agreement shall be interpreted, construed and enforced in accordance with the law of the State of Delaware, applied without giving effect to any conflicts-of-law principles, except to the extent that Missouri law is applicable to the internal affairs of H&R Block or Georgia law is applicable to the internal affairs of WorldCom. Any dispute relating to this Agreement or the transactions contemplated hereby shall be resolved in the state courts of general jurisdiction, or the Chancery Court if it has subject matter jurisdiction, of the State of Delaware or in the United States District Court for the District of Delaware. Each party irrevocably submits to such courts' exclusive jurisdiction and acknowledges that such courts are a convenient forum and consents to service of process at the address for such party set forth in Section 8.2.

          8.4 Specific Performance. Each party acknowledges and agrees that, in the event of an actual or threatened breach of any of the provisions of this Agreement by such party, the harm to the others will be immediate, substantial and irreparable and that monetary damages will be inadequate. Accordingly, each party agrees that, in such an event, the others will be entitled to equitable relief, including an injunction and an order of specific performance, in addition to any and all other remedies at law or in equity.

          8.5  Severability.    The provisions of this Agreement shall be
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any Person or any circumstance is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such ginvalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          8.6 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

          8.7 Entire Agreement. This Agreement, together with the Merger Agreement and the Standstill Agreement, and any documents delivered by the parties in connection therewith and herewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          8.8 Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

          8.9 Binding Effect; Assignability. This Agreement shall be binding on, and shall inure to the benefit of, only the parties hereto, and their respective successors and assigns, and nothing in this Agreement, express or implied is intended to or shall confer upon any Person any right, benefit or remedy of nature whatsoever under or by virtue of this Agreement. No party may assign or delegate any right or obligation hereunder without the prior written consent of the other party; provided, however, that WorldCom may assign any or all of its rights to a direct or indirect subsidiary of WorldCom or, with the prior written consent of Block Group, which shall not be unreasonably withheld, to any other Person. Any assignment of rights or delegation of obligations not in compliance herewith shall be null and void.

          8.10 No Rule of Construction. The parties acknowledge that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

  8.11  Adjustment upon Changes in Capitalization.

        (a) In the event of any change in capitalization of CompuServe prior to purchase of the Shares by reason of any stock dividend, split-up, merger, recapitalization, combination, exchange of shares or the like, the price and the number and kind of securities subject to the Option and the Purchase Price therefor shall be appropriately adjusted and proper provision shall be made in the agreements governing such transaction so that WorldCom shall receive, upon exercise of the Option, the number and class of shares or other securities or property that WorldCom would have received in respect of the Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If, on or after the date hereof, CompuServe should declare or pay any cash or stock dividend or other distribution or issue any rights with respect to the Shares, payable or distributable to shareholders of record on a date prior to the transfer to the name of WorldCom or its nominee on the stock transfer records of CompuServe of any Shares or other securities purchased hereunder, then the amount of any such cash dividend or cash distribution, and the whole of any such non-cash dividend distribution or right which would have been payable with respect to each Share purchased by WorldCom, will be promptly remitted and transferred by Block Group to WorldCom. Upon the purchase of the Shares, to the extent consistent with law, pending remittance, WorldCom will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right.

        (b) In the event that CompuServe shall enter into an agreement (i) to consolidate with or merge into any person, other than WorldCom or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than WorldCom or one of its subsidiaries, to merge into CompuServe and CompuServe shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Common Shares shall be changed into or exchanged for stock or other securities of CompuServe or any other person or cash or any other property or the outstanding Common Shares immediately prior to such merger shall after such merger represent less than 50% of the outstanding Common Shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than WorldCom or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option to acquire the number and class of shares or other securities or property that WorldCom would have received in respect of Shares if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable. Notwithstanding the foregoing, H&R Block and Block Group covenant and agree to take any and all actions within their power to prevent any such agreement from being entered into by CompuServe during the term of this Agreement.

        (c) If any event described in paragraph (a) or (b) above shall occur in respect of WorldCom or the WorldCom Common Stock to be issued to Block Group on exercise of the Option, corresponding adjustments to the rights of Block Group and the obligations of WorldCom shall be made on terms corresponding to those set forth in such paragraphs.


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                                       15

  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.

                                       H&R BLOCK, INC.


                                       By  /s/Frank L. Salizzoni
                                          ------------------------------
                                          Name: Frank L. Salizzoni
                                          Title: President and Chief
                                                 Execuitve Officer

                                       H&R BLOCK GROUP, INC.


                                       By  /s/Frank L. Salizzoni
                                          ------------------------------
                                          Name: Frank L. Salizzoni
                                          Title: President


                                       WORLDCOM, INC.


                                       By  /s/Charles T. Cannada
                                          ------------------------------
                                          Name: Charles T. Cannada
                                          Title: Senior Vice President

                                       16